Exhibit 4.2

SUPPLEMENTAL INDENTURE

RELATED TO THE ASSUMPTION

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of October 4, 2012, among VALEANT PHARMACEUTICALS INTERNATIONAL, a Delaware corporation (the “Company”), VALEANT PHARMACEUTICALS INTERNATIONAL, INC., a corporation continued under the federal laws of Canada (“Parent”), the Subsidiary Guarantors party hereto (together with Parent, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized under the laws of the United States, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS VPI ESCROW CORP., a Delaware corporation (the “Escrow Issuer”) has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 4, 2012, providing for the issuance of the Escrow Issuer’s Senior Notes due 2020 (the “Notes”), initially in the aggregate principal amount of $1,750,000,000;

WHEREAS Section 4.20 of the Indenture provides that the Company shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Company shall unconditionally assume all the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein; and

WHEREAS, Section 4.20 of the Indenture provides that the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in the Indenture;

WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Escrow Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. Effective upon the Escrow Release, the Company hereby agrees to unconditionally assume the Escrow Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of the Escrow Issuer under the Indenture.

3. Agreement to Guarantee. Effective upon the Escrow Release, the Subsidiary Guarantors agree, jointly and severally, together with Parent, to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

4. Notices. All notices or other communications to the Company shall be given as provided in Section 11.2 of the Indenture.

5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Release of Obligations of Escrow Issuer. Effective upon the Escrow Release, the Escrow Issuer is automatically released and discharged from all obligations under the Indenture and the Notes, without any further action on the part of the Escrow Issuer or the Trustee.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President & Chief Operating Officer

VALEANT PHARMACEUTICALS INTERNATIONAL

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President & Chief Operating Officer

SUBSIDIARY GUARANTORS:

ATON PHARMA, INC.

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President & Chief Operating Officer

CORIA LABORATORIES, LTD.

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President & Chief Operating Officer

DOW PHARMACEUTICAL SCIENCES, INC.

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President & Chief Operating Officer

VALEANT PHARMACEUTICALS NORTH AMERICA LLC

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President

DR. LEWINN’S PRIVATE FORMULA INTERNATIONAL, INC.

By:	/s/ Rajiv De Silva
Name: Rajiv De Silva
Title: President

OCEANSIDE PHARMACEUTICALS, INC.

By:	/s/ Rajiv De Silva

	Name:	Rajiv De Silva
	Title:	President

PRINCETON PHARMA HOLDINGS, LLC

By:	/s/ Rajiv De Silva

	Name:	Rajiv De Silva
	Title:	President

PRIVATE FORMULA CORP.

By:	/s/ Rajiv De Silva

	Name:	Rajiv De Silva
	Title:	President

RENAUD SKIN CARE LABORATORIES, INC.

By:	/s/ Rajiv De Silva

	Name:	Rajiv De Silva
	Title:	President

VALEANT BIOMEDICALS, INC.

By:	/s/ Rajiv De Silva

	Name:	Rajiv De Silva
	Title:	President

BIOVAIL AMERICAS CORP.

By:	/s/ Rajiv De Silva

	Name:	Rajiv De Silva
	Title:	President

PRESTWICK PHARMACEUTICALS, INC.

By:	/s/ Rajiv De Silva
	Name:	Rajiv De Silva
	Title:	President

ORAPHARMA, INC.

By:	/s/ Howard B. Schiller
	Name:	Howard B. Schiller
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

ORAPHARMA TOPCO HOLDINGS, INC.

By:	/s/ Howard B. Schiller
	Name:	Howard B. Schiller
	Title:	Executive Vice President, Chief Financial Officer & Treasurer

VALEANT HOLDINGS (BARBADOS) SRL

By:	/s/ Mauricio Zavala
	Name:	Mauricio Zavala
	Title:	Manager & Assistant Secretary

HYTHE PROPERTY INCORPORATED

By:	/s/ Richard K. Masterson
	Name:	Richard K. Masterson
	Title:	President & Chief Operating Officer

VALEANT PHARMACEUTICALS HOLDINGS (BARBADOS) SRL

By:	/s/ Mauricio Zavala
Name: Mauricio Zavala
Title: Manager & Assistant Secretary

VALEANT INTERNATIONAL BERMUDA

By:	/s/ Peter McCurdy
Name: Peter McCurdy
Title: President & Assistant Secretary

VALEANT PHARMACEUTICALS HOLDINGS BERMUDA

By:	/s/ Peter McCurdy
Name: Peter McCurdy
Title: President & Assistant Secretary

VALEANT PHARMACEUTICALS NOMINEE BERMUDA

By:	/s/ Peter McCurdy
Name: Peter McCurdy
Title: President & Assistant Secretary

VALEANT CANADA GP LIMITED

By:	/s/ Robert R. Chai-Onn
Name: Robert R. Chai-Onn
Title: Vice President

VALEANT CANADA LP by its sole general partner, VALEANT CANADA GP LIMITED

By:	/s/ Robert R. Chai-Onn
Name: Robert R. Chai-Onn
Title: Vice President

V-BAC HOLDING CORP.

By:	/s/ Robert R. Chai-Onn
Name: Robert R. Chai-Onn
Title: Vice President

VALEANT PHARMACEUTICALS IRELAND

By:	/s/ Graham Jackson
Name: Graham Jackson
Title: Director

BIOVAIL INTERNATIONAL S.À R.L.

By:	/s/ Kuy Ly Ang

Name: Kuy Ly Ang
Title: Manager

VALEANT PHARMACEUTICALS LUXEMBOURG S.À R.L.

By:	/s/ Kuy Ly Ang

Name: Kuy Ly Ang
Title: Manager

PHARMASWISS SA

By:	/s/ Matthias Courvoisier
Name: Matthias Courvoisier
Title: Director

Signed by
Valeant Holdco 2 Pty Ltd (ACN 154 341 367) in accordance with section 127 of the Corporations Act 2001 by two directors:

/s/ Robert Chai-Onn	/s/ Rajiv De Silva

Signature of director	Signature of director

Robert Chai-Onn	Rajiv De Silva

Name of director (please print)	Name of director (please print)

Signed by
Wirra Holdings Pty Limited (ACN 122 216 577) in accordance with section 127 of the Corporations Act 2001 by two directors:

/s/ Robert Chai-Onn	/s/ Howard B. Schiller

Signature of director	Signature of director

Robert Chai-Onn	Howard B. Schiller

Name of director (please print)	Name of director (please print)

Signed by
Wirra Operations Pty Limited (ACN 122 250 088) in accordance with section 127 of the Corporations Act 2001 by two directors:

/s/ Robert Chai-Onn	/s/ Howard B. Schiller

Signature of director	Signature of director

Robert Chai-Onn	Howard B. Schiller

Name of director (please print)	Name of director (please print)

Signed by
iNova Pharmaceuticals (Australia) Pty Limited (ACN 000 222 408) in accordance with section 127 of the Corporations Act 2001 by two directors:

/s/ Robert Chai-Onn	/s/ Howard B. Schiller

Signature of director	Signature of director

Robert Chai-Onn	Howard B. Schiller

Name of director (please print)	Name of director (please print)

Signed by
iNova Sub Pty Limited (ACN 134 398 815) in accordance with section 127 of the Corporations Act 2001 by two directors:

/s/ Robert Chai-Onn	/s/ Howard B. Schiller

Signature of director	Signature of director

Robert Chai-Onn	Howard B. Schiller

Name of director (please print)	Name of director (please print)

Signed by

Wirra IP Pty Limited (ACN 122 536 350)

in accordance with section 127 of the Corporations Act 2001 by two directors:

/s/ Robert Chai-Onn	/s/ Howard B. Schiller
Signature of director	Signature of director

Robert Chai-Onn	Howard B. Schiller

Name of director (please print)	Name of director (please print)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

Acknowledged by:

VPI ESCROW CORP.

By:	/s/ Howard B. Schiller
Name: Howard B. Schiller
Title: President